Exhibit 10.8(a)

NEVRO CORP.

(f/k/a NBI DEVELOPMENT, INC.)

2007 STOCK INCENTIVE PLAN

Section 1.  Purpose.

The purpose of the Nevro Corp. 2007 Stock Incentive Plan (the “Plan”) is to aid in attracting and retaining employees, management personnel and other personnel and members of the Board of Directors who are not also employees (“Non-Employee Directors”) of Nevro Corp. (the “Company”) capable of assuring the future success of the Company, to offer such personnel and Non-Employee Directors incentives to put forth maximum efforts for the success of the Company’s business and to afford such personnel and Non-Employee Directors an opportunity to acquire a proprietary interest in the Company.

Section 2.  Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a)           “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Other Stock Grant or Other Stock-Based Award granted under the Plan.

(b)           “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

(c)           “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(d)           “Committee” shall mean either the Board of Directors of the Company or a committee of the Board of Directors appointed by the Board of Directors to administer the Plan.

(e)           “Company” shall mean Nevro Corp., a Delaware corporation, and any successor corporation.

(f)            “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(g)           “Eligible Person” shall mean any employee, officer, consultant, independent contractor or Non-Employee Director providing services to the Company or any Subsidiary whom the Committee determines to be an Eligible Person.

(h)           “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.  Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall not be less than (i) the closing price as reported for composite transactions, if the Shares are then listed on a national securities exchange, (ii) the last sale price, if the Shares are then quoted on the Nasdaq National Market or (iii) the average of the closing representative bid and asked prices of the Shares in all other cases, on the date as of which fair market value is being determined.  If on a given date the Shares are not traded in an established securities market, the Committee shall make a good faith attempt to satisfy the requirements of this clause and in connection therewith shall take such action as it deems necessary or advisable.

(i)            “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(j)            “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(k)           “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(l)            “Other Stock Grant” shall mean any right granted under Section 6(f) of the Plan.

(m)          “Other Stock-Based Award” shall mean any right granted under Section 6(g) of the Plan.

(n)           “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(o)           “Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(p)           “Person” shall mean any individual, corporation, partnership, association or trust.

(q)           “Plan” shall mean the Nevro Corp. 2007 Stock Incentive Plan, as amended from time to time.

(r)            “Public Trading Date” shall mean the first date upon which Shares are listed (or approved for listing) upon notice of issuance on any national securities exchange.

(s)            “Restricted Stock” shall mean any Shares granted under Section 6(c) of the Plan.

(s)            “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(t)            “Shares” shall mean shares of Common Stock, $0.001 par value, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(u)           “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

(v)           “Subsidiary” has the meaning set forth in Section 424 of the Code.

Section 3.  Administration.

(a)           Power and Authority of the Committee.  The Plan shall be administered by the Committee.  Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to:  (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock, Restricted Stock Units or other Awards; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award.

(b)           Delegation.  The Committee may delegate its powers and duties under the Plan to one or more officers of the Company or any Subsidiary or a committee of such officers, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion.

Section 4.  Shares Available for Awards.

(a)           Shares Available.  Subject to adjustment as provided in Section 4(c), the aggregate number of Shares that may be issued under all Awards under the Plan shall be 103,413,908.  If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.  Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 103,413,908, subject to adjustment as provided in the Plan and Section 422 or 424 of the Code or any successor provision.

(b)           Accounting for Awards.  For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

(c)           Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares or the share price and causes a change in the per share value of the Shares the Committee shall, in such manner as it may deem equitable, make such proportionate adjustment in (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, and/or (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.  All such adjustments shall be made in a manner that does not cause a modification to any Award outstanding on the date of such adjustment within the meaning of Section 409A of the Code and regulations or published guidance thereunder, or to cause an Incentive Stock Option to no longer qualify as such under Section 422 of the Code.

Section 5.  Eligibility.

Any Eligible Person of the Company or any Subsidiary, shall be eligible to be designated a Participant.  In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant.  Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees), of the Company or any Subsidiary.

Section 6.  Awards.

(a)           Options.  The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)            Exercise Price.  The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that the such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; and provided, further, that an Option granted to an Eligible Person who, at the time of grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent (as defined in Section 175 of the California Corporations Code) or Subsidiary, the per share purchase price shall be no less than 110% of the Fair Market Value of a Share on the date of the grant.  Notwithstanding the forgoing, Options may be granted with a per share purchase price other than as required above pursuant to a merger or other corporate transaction.

(ii)           Option Term.  The term of each Option shall be fixed by the Committee; provided, however, that the term of an Option may not extend more than ten years from the date of grant of such Option.

(iii)          Time and Method of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, which terms shall be set forth in the Award Agreement) in which payment of the exercise price with respect thereto may be made or deemed to have been made; provided, however, that except with regard to Options granted to officers, members of the Board of Directors, managers or consultants, in no event shall an Option granted hereunder become vested and exercisable at a rate of less than 20% per year over five years from the date the Option is granted, subject to reasonable conditions, such as continuing to be a service provider.

(iv)          Incentive Stock Option Ten Percent Shareholder Rule.  Notwithstanding any other provision in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan to a Participant who owns, directly or indirectly (within the meaning of Section 424(d) of the Code), Common Stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any subsidiary, then any Incentive Stock Option to be granted to such Participant pursuant to the Plan shall satisfy the requirements of Section 422(c)(5) of the Code, and the exercise price of such Option shall be not less than 110% of the Fair Market Value of the Shares covered, and such Option by its terms shall not be exercisable after the expiration of five years from the date such Option is granted.

(v)           Exercisability Following Termination of Relationship as a Service Provider.

(1)           Termination Other Than Death or Disability.  If a Participant’s employment or service terminates for any reason other than by reason of the Participant’s disability or death, such Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination; provided, however, that prior to the Public Trading Date, such period of time shall not be less than thirty days (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three months following the Participant’s termination for any reason other than death or disability.

(2)           Death.  If a Participant’s employment or service terminates as a result of the Participant’s death, the Option may be exercised within such period of time as is specified in the Award Agreement; provided, however, that prior to the Public Trading Date, such period of time shall not be less than six months (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death.  In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve months following the Participant’s termination for death.

(3)           Disability of a Participant.  If a Participant’s employment or service terminates as a result of the Participant’s disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination; provided, however, that prior to the Public Trading Date, such period of time shall not be less than six months (but in no event later than the expiration of the term of such Option set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve months following the Participant’s termination for disability.

(vi)          Repurchase Provisions.  In the event the Company has the right to repurchase Shares acquired upon exercise of an Option upon the occurrence of certain specified events, including, without limitation, termination of a Participant’s employment or service, divorce, bankruptcy or insolvency, then any such repurchase right shall be set forth in the applicable Award Agreement or in another agreement referred to in such agreement and, to the extent required by Section 260.140.41 and Section 260.140.42 of Title 10 of the California Code of Regulations (or any successor regulation), any such repurchase right set forth in an Option granted prior to the Public Trading Date to a person who is not an officer, member of the Board of Directors, manager or consultant shall be upon the following terms:  (1) if the repurchase option gives the Company the right to repurchase the shares upon the Participant’s termination of employment or service at not less than the Fair Market Value of the shares to be purchased on the date of termination of employment or service, then (A) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares within ninety days of termination of employment or service (or in the case of shares issued upon exercise of Options after such date of termination, within ninety days after the date of the exercise) or such longer period as may be agreed to by the Committee and the Participant and (B) the right terminates on the Public Trading Date; and (2) if the repurchase option gives the Company the right to repurchase the Shares upon the Participant’s termination of employment or service at the original purchase price for such Shares, then (A) the right to repurchase at the original purchase price shall lapse at the rate of at least 20% of the shares per year over five (5) years from the date the Option is granted (without respect to the date the Option was exercised or became exercisable) and (B) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares within ninety days of termination of employment or service (or, in the case of shares issued upon exercise of Options, after such date of termination, within ninety days after the date of the exercise) or such longer period as may be agreed to by the Company and the Participant.

(b)           Stock Appreciation Rights.  The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement.  A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right.  Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee.  The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c)           Restricted Stock and Restricted Stock Units.  The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)            Restrictions.  Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, a waiver by the Participant of the right to vote or to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

(ii)           Stock Certificates.  Any Restricted Stock shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.  In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted.

(iii)          Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company at the original purchase price; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.  Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units.

(d)           Performance Awards.  The Committee is hereby authorized to grant Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement.  A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish.  Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

(e)           Dividend Equivalents.  The Committee is hereby authorized to grant Dividend Equivalents to Participants, subject to the terms of the Plan and any applicable Award Agreement, under which such Participants shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the
Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee.

(f)            Other Stock Grants.  The Committee is hereby authorized, subject to the terms of the Plan and any applicable Award Agreement, to grant to Participants Shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Plan.

(g)           Other Stock-Based Awards.  The Committee is hereby authorized to grant to Participants subject to the terms of the Plan and any applicable Award Agreement, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan.  Shares or other securities delivered pursuant to a purchase right granted under this Section 6(g) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), as the Committee shall determine.

(h)           General.

(i)            No Cash Consideration for Awards.  Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(ii)           Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Subsidiary other than the Plan.  Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Subsidiary may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)          Forms of Payment under Awards.  Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Subsidiary upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.  Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv)          Limits on Transfer of Awards.  No Award (other than Other Stock Grants) and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, with the approval of the Committee, a Participant may, in the manner established by the Committee in compliance with applicable securities law, transfer Options (other than Incentive Stock Options) or designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant.  Each Award or right under any Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.  No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Subsidiary.

(v)           Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee.

(vi)          Restrictions; Securities Exchange Listing.  All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, and to any applicable federal or state securities laws and regulatory requirements.  The Committee may cause appropriate entries to be made or legends to be affixed to reflect such restrictions.  If the Shares or other securities are listed on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award until such Shares or other securities have been listed on such securities exchange.

Section 7. Amendment and Terminations; Adjustments.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a)           Amendments to the Plan.  The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval would:

(i)            except as expressly provided in the Plan, increase the total number of shares reserved for issuance under the Plan;

(ii)           change the class of employees, directors, consultants and independent contractors eligible to participate in the Plan; or

(iii)          materially increase the benefits accruing to Participants under the Plan.

(b)           Amendments to Awards.  The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively.  The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise herein provided or in the Award Agreement.

(c)           Correction of Defects, Omissions and Inconsistencies.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8.  Income Tax Withholding; Tax Bonuses.

(a)           Withholding.  In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant are withheld or collected from such Participant.  In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) electing to deliver to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes.  The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

(b)           Tax Bonuses.  The Committee, in its discretion, shall have the authority, at the time of grant of any Award under this Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise or receipt (or the lapse of such restrictions).  The Committee shall have full authority in its discretion to determine the amount of any such tax bonus.

Section 9.  General Provisions.

(a)           No Rights to Awards.  No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan.  The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b)           Award Agreements.  No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

(c)           No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d)           No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary, nor will it affect in any way the right of the Company or any Subsidiary to terminate such employment at any time, with or without cause.  In addition, the Company or any Subsidiary may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(e)           Information Rights.  Prior to the Public Trading Date and to the extent required by Section 260.140.46 of Title 10 of the California Code of Regulations, the Company shall provide to each Participant and to each individual who acquires Shares pursuant to the Plan, not less frequently than annually during the period such Participant has one or more Options outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan, during the period such individual owns such Shares, copies of annual financial statements.  Notwithstanding the preceding sentence, the Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

(f)            Governing Law.  The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Minnesota.

(g)           Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(h)           No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person.  To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.

(i)            No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(j)            Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(k)           Other Benefits.  No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

Section 10.  Effective Date of the Plan.

The Plan shall be effective as of the date of its approval and adoption by the Company’s stockholders.  If the Company’s stockholders do not approve the Plan, the Plan shall be null and void.

Section 11.  Term of the Plan.

Awards shall only be granted under the Plan during a 10-year period beginning on the effective date of the Plan.  However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the end of such 10-year period, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of Directors of the Company to amend the Plan and to waive any conditions or rights of the Company under any Award pursuant to 7(b) hereof, shall extend beyond the termination of the Plan.

Section 12.  Section 409A.

To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the option agreement evidencing such grant shall incorporate the terms and conditions required by Section 409A of the Code.  To the extent applicable, the Plan and all Award agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of this Plan.  Notwithstanding any provision of the Plan to the contrary, in the event that following the effective date of this Plan the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of this Plan), the Committee may adopt such amendments to the Plan and the applicable Award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.